CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this amendment to the Registration Statement on Form F-1 (Registration No. 333-259012) of our report dated November 15, 2021, except for Note 1, as to which the date is February 25, 2022, with respect to the consolidated financial statements of ICZOOM Group Inc. as of June 30, 2021 and 2020, and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

April 22, 2022